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                                                                    EXHIBIT 3.13

[SEAL]

                           CERTIFICATION OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                               ANAMED CORPORATION,
                              A NEVADA CORPORATION

[SEAL]

          James Weigl and Burrell E. Clawson certify that:

          1. They are the duly elected and acting President and Secretary, respectively, of Anamed Corporation, a Nevada corporation.

          2. ARTICLE 1 of the Articles of Incorporation of the corporation shall be amended in its entirety to read as follows:

          "ARTICLE 1: The name of the corporation shall be ANAMED INTERNATIONAL, INC."

          3. ARTICLE 4 of the Articles of Incorporation of the corporation shall be amended in its entirety to read as follows:

          "ARTICLE 4: The total number of shares of stock which the
                      corporation is authorized to have outstanding is 400,000 shares Common Stock with no par value.

                      Upon the filing in the Office of the Secretary of State of Nevada of this Certificate of Amendment whereby
                      Article 4 is amended, each issued and outstanding share of Common Stock shall thereby and thereupon be reclassified as and changed into one hundred (100) shares of Common Stock. Each holder of Common Stock shall be entitled to receive such number of whole shares and fractional shares, if any, of Common Stock resulting from such stock split."

          4. The foregoing amendments have been approved by the Board of Directors of the corporation by an Action by Unanimous Written Consent of Directors, effective as of March 31, 1995.

          5. The number of shares of the corporation outstanding and entitled to vote on the foregoing amendments are 1,000; said amendments have been consented to and approved by more than 80% of the outstanding shares entitled to vote thereon.

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          IN WITNESS WHEREOF, the undersigned have executed this Certificate on
March 31, 1995.

                                              /s/ James Weigl
                                              ----------------------------------
                                              James Weigl, President

                                              /s/ Burrell E. Clawson
                                              ----------------------------------
                                              Burrell E. Clawson, Secretary

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STATE OF CALIFORNIA      )
                         )
COUNTY OF ORANGE         )

          On March 31, 1995, before me, W. JEAN NEWFIELD, a Notary Public in and for said State, personally appeared James Weigl, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

          WITNESS my hand and official seal.


                                   Signature: /s/ W. Jean Newfield
                                              ----------------------------------
[SEAL]

STATE OF CALIFORNIA      )
                         )
COUNTY OF ORANGE         )

          On March 31, 1995, before me, W. JEAN NEWFIELD, a Notary Public in and for said State, personally appeared Burrell E. Clawson, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

          WITNESS my hand and official seal.


                                   Signature: /s/ W. Jean Newfield
                                              ----------------------------------
[SEAL]

                                                                          [SEAL]

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